Exhibit 10.20

HIGHER ONE, INC.

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is made as of this      day of             , 2000, by and between Higher One, Inc. (the “Company”), a Delaware corporation, and                      (“Purchaser”).

WITNESSETH:

WHEREAS, the Company desires to issue and Purchaser desires to purchase Common Stock of the Company as herein described, on the terms and conditions hereinafter set forth, and

WHEREAS, Purchaser and the Company desire to provide for certain restrictions and options with respect to such stock, on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, it is agreed between the parties hereto as follows:

1. (a) Purchaser shall purchase from the Company, and the Company shall sell to Purchaser,          shares of its Common Stock (the “Stock”) for a purchase price of $         per share, payable at the closing. The closing hereunder shall occur at the offices of the Company on the date hereof, or at such other time and place as the parties may mutually agree.

(b) Purchaser hereby acknowledges that he or she is familiar with the Company’s business, plans and prospects.

(c) Purchaser hereby represents and warrants to the Company as follows:

(i) Purchaser has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

(ii) Purchaser has had furnished to him or her, or if he or she requested, to his or her attorney or accountant, all material documents and records and has been privy to all material plans, negotiations and transactions of the Company;

(iii) Purchaser has had the opportunity to ask questions and receive answers from the directors and officers of the Company concerning the terms and conditions of the offering and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Purchaser;

(iv) Purchaser understands that the Stock will be sold in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, for offerings not involving any public offering, and makes the representations, declarations, and warranties in this Agreement with the intent that the same will be relied upon in determining the suitability of the Purchaser as a purchaser of the Stock. The Purchaser understands that the Company has no obligation or intention to register the Stock or file the reports or make public the information required by the Securities Act of 1933;

(v) The Stock will be acquired solely for the account of the undersigned for investment and is not being purchased for resale, subdivision, transfer, or pledge to any person or entity, and Purchaser has no present plan to enter into any such contract, undertaking, agreement or arrangement;

(vi) Purchaser agrees not to dispose of the Stock or any interest therein except in accordance with the provisions of this Agreement and unless a registration statement under the Securities Act of 1933 with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act of 1933, or unless the Purchaser has received a written opinion of counsel satisfactory to the Company to the effect that such sale, assignment or transfer does not require registration under the Securities Act of 1933 and is in compliance with any relevant rule under the Securities Act of 1933 governing resales of securities acquired from an issuer thereof without compliance with the registration requirements of the Securities Act of 1933.

(d) The Purchaser acknowledges and is aware that:

(i) The Stock is a speculative investment which involves a high degree of risk of loss by Purchaser of the entire investment, and there is no assurance of any cash distributions or income from such investment;

(ii) No federal or state agency has made any finding or determination as to the fairness for investment or any recommendations or endorsement of the Stock or the Company’s operations;

(iii) There are substantial restrictions on the transferability of the Stock. There will be no public market for the Stock and accordingly, Purchaser will need to bear the economic risks of this investment for an indefinite period of time and will not readily be able to liquidate his investment in case of emergency. Purchaser is willing and able to bear the economic risk of such investment in the Stock, and can afford a complete loss.

(iv) The Company may from time to time issue additional equity securities to employees, investors, lenders and other parties.

2. (a) All of the Stock shall be subject to the option (the “Purchase Option”) set forth in this paragraph 2. In the event Purchaser shall cease to be employed by the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, the Company shall have the right, at any time within 60 days after the date Purchaser ceases to be so employed, to exercise the Purchase Option, which consists of the right to purchase from Purchaser or his or her personal representatives, as the case may be, at a purchase price per share of $         (the “Option Price”), up to but not exceeding the number of shares of Stock specified in subparagraph (b) below, upon the terms hereinafter set forth. Upon such exercise, except as otherwise expressly provided in the terms of any option plan adopted by the Company, all options of Purchaser to purchase shares of Common Stock shall become unexercisable and shall be deemed to be assigned to the Company.

(b) If, at any time prior to             , 20    , Purchaser ceases to be employed by the Company for any reason (including due to the death or Total Disability of Purchaser), the Company may exercise the Purchase Option as to 100% of the Stock, less 20% of the Stock for each and every full year which has elapsed between             , 20    , and the date of such cessation of employment. The term “Total Disability” as used herein shall mean a physical or mental condition which, in the reasonable opinion of the Board of Directors of the Company, renders Purchaser unable or incompetent to carry out for a period of 120 consecutive days the responsibilities which Purchaser held or the tasks which Purchaser was assigned at the time such disability occurred.

(c) Nothing contained in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.

(d) The Purchase Option shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in paragraph 13. The Option Price shall be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or in cash (by check) or both.

(e) The Company may assign its rights under this paragraph 2.

3. Purchaser agrees that he or she will not sell, transfer or otherwise dispose of any shares of Stock subject to the Purchase Option. Any shares of Stock no longer subject to the Purchase Option shall be subject to the following rights of first refusal until immediately prior to the consummation of the first public offering by the Company of its Common Stock pursuant to an offering registered under the Securities Act of 1933.

The Purchaser, including his or her heirs, assigns, executors, or administrators, or recipient of shares by other than a sale subject to this right of first refusal and his or her heirs, assigns, executors, or administrators (collectively, the “Seller”), desiring to sell any shares shall first offer such shares to the Company in the following manner: the Seller shall notify the President of the Company in writing of the Seller’s desire to sell the shares, which notice shall contain the price and terms at which the Seller is willing to sell and the name of the proposed purchaser. All such offers must require payment in cash, and must allow the Company at least forty-five (45) days from the receipt of such notification in which to consummate the purchase. The Company shall have thirty (30) days after receipt of such notification by the President either to accept or to reject the offer. The Company shall have the right to purchase all, but not less than all, of the offered shares on the terms offered. Failure of the Company either to accept or to reject the offer in writing within the 30-day period shall constitute a rejection of the offer. An acceptance by the Company shall be timely given if mailed by registered mail within the 30-day period to the most recent address of the record holder of the shares in the stock records of the Company.

In the event the Company rejects the offer, the Seller may, at any time during the period of sixty (60) days following such rejection, dispose of the offered shares upon the terms and conditions set forth in the notice to the President, but may not otherwise or thereafter do so without again complying with the foregoing rights of first refusal. In the event the Company accepts the offer, but fails to perform according to the terms of the offer, the Seller’s sole remedy shall be that the offered shares shall no longer be subject to the foregoing rights of first refusal.

No shares shall be transferred on the books of the Company unless the foregoing provisions have been complied with, but the Company, with the approval of the Board of Directors of the Company, may in any particular instance or instances waive these provisions with respect to any present or future sale, provided such waiver is in writing.

4. Purchaser agrees, for himself or herself and his or her heirs and legal representatives that he or she will enter into any “lock-up” or similar agreements requested by the Company in connection with any public offering of shares of the Company’s stock.

5. If, from time to time during the term of this Agreement, there is any stock dividend or stock split or other change in the character or amount of any of the outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities to which Purchaser is entitled by reason of his or her ownership of Stock shall be immediately subject to the Purchase Option and be included in the word “Stock” for all purposes of this Agreement. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

6. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a) “Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to an option, contained in a certain agreement between the record holder hereof and the corporation, a copy of which will be mailed to any holder of this certificate without charge within 5 days of receipt by the corporation of a written request therefor.”

(b) “The securities represented by this certificate have not been registered under the Securities Act of 1933 and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by this certificate under the Securities Act of 1933, or (ii) upon acceptance by the issuer of an opinion of counsel in such form and by such counsel, or other documentation, as satisfactory to counsel for the issuer that such registration is not required.”

(c) Any legend required to be placed thereon by appropriate Blue Sky officials.

7. Purchaser recognizes that the Company makes the sale of the Stock to Purchaser based upon the representations and warranties of Purchaser contained in this Agreement and hereby agrees to indemnify the Company, its directors and officers, and anyone acting on behalf of Purchaser, with respect to the sale of Stock, and to hold each such person harmless against all liabilities, costs, or expenses (including reasonable attorney’s fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by Purchaser, or arising as a result of the sale or distribution of the Stock by Purchaser in violation of the Securities Act of 1933, as amended, the securities laws of the state of residence of the Purchaser, and any other applicable law.

8. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure that the Stock will be available for delivery upon exercise of the Purchase Option as herein provided, Purchaser shall deliver to and deposit with the Treasurer of the Company, as Escrow Agent (“Escrow Agent”), two (2) Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit 1, together with the certificate or certificates evidencing the Stock; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser as set forth in Exhibit 2 attached hereto and incorporated by reference herein, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

9. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

10. Subject to the provisions of this Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock subject to the Purchase Option.

11. This Agreement shall terminate ten (10) years from the date hereof.

12. The parties hereto shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address set forth below his or her signature, on the books of the Company or at such other address as such party hereto may designate by ten days’ advance written notice to the other party hereto.

14. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon Purchaser and his or her spouse and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HIGHER ONE, INC.

By:
Title:

PURCHASER:

Print Name:
Address:

EXHIBIT 1

to

Stock Restriction Agreement

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                     ,                      (        ) shares of Common Stock of Higher One, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No(s).        , and does hereby irrevocably constitute and appoint                      his or her attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: , 20

Signature:

Print Name:

EXHIBIT 2

to

Stock Restriction Agreement

JOINT ESCROW INSTRUCTIONS

            , 20

Treasurer

Higher One, Inc.

25 Science Park

New Haven, CT 06511

Dear Treasurer:

As Escrow Agent for both Higher One, Inc., a Delaware corporation, and                      (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement (“Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit 2, in accordance with the following instructions:

1. In the event Higher One, Inc. and/or any assignee of Higher One, Inc. (referred to collectively for convenience herein as the “Company”) shall elect to exercise the Purchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed to (a) date the stock assignments necessary for the transfer in question, (b) fill in the number of shares being transferred, and (c) deliver same, together with the certificate(s) evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check, by cancellation of indebtedness of Purchaser to the Company or both) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as referred to in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state securities officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. This escrow shall terminate upon termination of the Agreement in accordance with the provisions of paragraph 11 thereof.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under statutes of limitations with respect to these Joint Escrow Instructions on any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint your successor as successor Escrow Agent.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings, or you may, at your option, deposit all securities and other documents held by you pursuant hereto in any court of competent jurisdiction and institute an interpleader proceeding, whereupon you shall be relieved of all liabilities and obligations hereunder.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

COMPANY:	Higher One, Inc.
25 Science Park
New Haven, CT 06511

PURCHASER:

ESCROW AGENT:	Higher One, Inc.
25 Science Park
New Haven, CT 06511

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and permitted assigns.

Very truly yours,

HIGHER ONE, INC.

By:
Title:

PURCHASER:

Print Name:

ACCEPTED BY:

ESCROW AGENT

By:

Treasurer